January 28, 2000


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Multi-Media Tutorial Services, Inc. pursuant to Item 8 of the Annual Reports on Form 10-KSB for the fiscal years ended February 28, 1999 and 1998 to be filed with the Commission on January 31, 2000. We agree with the statements concerning our Firm in such Reports on Form 10-KSB.

Very truly yours,



/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP